SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                           ------------------------

                                   FORM 8-K

                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934

                          --------------------------



      Date of Report (Date of earliest event reported): August 15, 2001


                       EuroTelecom Communications, Inc.
            (Exact name of registrant as specified in its charter)



          Delaware                                      87-0409699
          --------                                      ----------
  (State or other jurisdiction                        (I.R.S. Employer
 of incorporation or organization)                   Identification No.)


                                     0-27673
                            (Commission File Number)


      Farfield Park, Wath Upon Dearne, South Yorkshire, England S63 5BD
          (Address of principal executive offices) (U.K.Postal Code)
      ------------------------------------------------------------------


   Registrant's telephone number, including area code: 011 44 1709 874 600
                             -------------------




This Current Report on Form 8-K contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including, but not limited to, statements identified or qualified by words such as "likely," "will," "suggests," "may," "would," "could," "should," "expects," "anticipates," "estimates," "plans," "projects," "believes," or similar expressions (and variants of such words or expressions). The forward-looking statements contained herein represent the judgment of EuroTelecom Communications Inc. as of the date of this Current Report on Form 8-K and EuroTelecom
Communications Inc. cautions against the placement of undue reliance on such statements. These statements relate to future events and therefore are inherently uncertain. Actual performance and results may differ materially from those projected or suggested due to certain risks and uncertainties.

Item 5.  Other Events
---------------------

As EuroTelecom Communications, Inc.'s (the "Company") principal operating company is in administration, as the Company has no trading business, and as the financial position of the Company is such that it has not proven possible for the Board to reverse any company into the shell of the Company, on 15 August 2001 the Board of Directors of the Company decided to cease all operations whatsoever of the Company. In addition, Mr. Chris Akers resigned as non-executive Chairman and from the office of Director, Mr. Graham Ford resigned as Company Secretary and from the office of Director, and Dr. John Spackman and Dr. Chris Sanger resigned from the office of Director.

A copy of a press release of the Company is included as Exhibit 99 hereto.


Item 7.  Financial Statements and Exhibits
------------------------------------------

Exhibit 99 Press Release, dated August 15, 2001.



                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: August 15, 2001


                                      EUROTELECOM COMMUNICATIONS, INC.
                                      (Registrant)



                                      By: /s/ Graham Ford
                                          -----------------------------
                                          Name: Graham Ford
                                          Title: Company Secretary

                                EXHIBIT INDEX
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Exhibit  No.             Description
-------  ---             -----------


      99                 Press Release, dated August 15, 2001.